EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITOR
We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-77299, 333-89523, 333-42118, 333-42112, 333-42110, 333-54614, 333-66754, 333-99627, 333-109687, 333-119780, 333-124804, 333-131644, 333-135209, 333-140027, 333-147359, 333-159295, and 333-164875) of Informatica Corporation of our report dated December 10, 2009, relating to the consolidated financial statements of Siperian, Inc., included in this Form 8-K/A of Informatica Corporation.
/s/ MOSS ADAMS LLP
Santa Clara, California
April 12, 2010